UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

RIDGEWORTH FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACTION NEEDED ON YOUR MUTUAL FUND INVESTMENT PLEASE VOTE TODAY!

Dear Valued RidgeWorth Shareholder:

You are a valued member of the RidgeWorth Funds family and we need your vote. The RidgeWorth Funds’ Special Shareholder Meeting that was scheduled for May 9, 2017 has been adjourned to May 30, 2017. The purpose of the meeting is for shareholders to vote on the reorganization of their respective RidgeWorth Fund(s) into the Virtus Asset Trust. Your vote is critical to helping us reach quorum so that the reorganizations can occur.

The Board of Trustees of the RidgeWorth Funds unanimously recommends a vote “FOR” the proposals. ISS Governance Services and Glass, Lewis & Co. LLC, two independent proxy advisory firms, have also issued favorable recommendations and recommend that shareholders vote in favor of these proposals.

•      Your vote is extremely important! To avoid further communications, we urge you to take the time to vote your shares today using one of the below voting options. Call 1-800-454-8683, the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

• Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

•      Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time for the adjourned meeting on May 30th.

This proxy is important as it ensures the continued, successful management and operation of your RidgeWorth Fund(s). Additionally, there are no material changes to fund expenses, the management of the funds, or the portfolio managers, except for the Allocation Strategies. The Virtus Allocation Strategy funds will have different portfolio managers, and the RidgeWorth Moderate Allocation Strategy will be reorganized into the Virtus Growth Allocation Strategy Fund.

We appreciate you taking immediate action to vote your shares today!

Sincerely,

Julia Short,

President and CEO, RidgeWorth Funds

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

RW ADJ OBO

ACTION NEEDED ON YOUR MUTUAL FUND INVESTMENT PLEASE VOTE TODAY!

Dear Valued RidgeWorth Shareholder:

You are a valued member of the RidgeWorth Funds family and we need your vote. The RidgeWorth Funds’ Special Shareholder Meeting that was scheduled for May 9, 2017 has been adjourned to May 30, 2017. The purpose of the meeting is for shareholders to vote on the reorganization of their respective RidgeWorth Fund(s) into the Virtus Asset Trust. Your vote is critical to helping us reach quorum so that the reorganizations can occur.

The Board of Trustees of the RidgeWorth Funds unanimously recommends a vote “FOR” the proposals. ISS Governance Services and Glass, Lewis & Co. LLC, two independent proxy advisory firms, have also issued favorable recommendations and recommend that shareholders vote in favor of these proposals.

•      Call a proxy voting specialist today at 1-855-928-4486. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET. You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

• Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

•      Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time for the adjourned meeting on May 30th.

This proxy is important as it ensures the continued, successful management and operation of your RidgeWorth Fund(s). Additionally, there are no material changes to fund expenses, the management of the funds, or the portfolio managers, except for the Allocation Strategies. The Virtus Allocation Strategy funds will have different portfolio managers, and the RidgeWorth Moderate Allocation Strategy will be reorganized into the Virtus Growth Allocation Strategy Fund.

We appreciate you taking immediate action to vote your shares today!

Sincerely,

Julia Short,

President and CEO, RidgeWorth Funds

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

RW ADJ NOBO